Exhibit 21.1
China Direct Industries, Inc.
Subsidiaries of the Registrant

Item	Name	Country of Incorporation
1.	China Direct Investments, Inc., a wholly owned subsidiary of China Direct Industries, Inc.	USA - Florida
2.	CDI China, Inc., a wholly owned subsidiary of China Direct Industries, Inc.	USA - Florida
3.	CDII Trading, Inc., a wholly owned subsidiary of China Direct Industries, Inc.	USA - Florida
4.	International Magnesium Group, Inc., ., a wholly owned subsidiary of China Direct Industries, Inc.	USA - Florida
5.	International Magnesium Trading Corp., a wholly owned subsidiary of International Magnesium Group, Inc.	Brunei
6.	CDI Shanghai Management Co., Ltd., a wholly owned subsidiary of CDI China, Inc.	China
7.	Capital One Resource Co., Ltd., a wholly owned subsidiary of CDI Shanghai Management Co., Ltd.	Brunei
8.	Shanghai Lang Chemical Co., Ltd. a 51% majority owned subsidiary of CDI China, Inc.	China
9.	Taiyuan Changxin YiWei Trading Co., Ltd., a wholly owned subsidiary of Taiyuan Chang Magnesium Co., Ltd.	China
10.	Excel Rise Technology Co., Ltd., a Brunei company and a wholly owned subsidiary of Taiyuan Chang Magnesium Co., Ltd.	Brunei
11.	CDI Magnesium Co., Ltd., a 51% majority owned subsidiary of CDI China, Inc.	Brunei
12.	Asia Magnesium Corporation Ltd., a wholly owned subsidiary of Capital One Resource Co., Ltd.	Hong Kong
13.	Shanxi Gu County Golden Magnesium Co., Ltd., a 52% majority owned subsidiary of Asia Magnesium Corporation, Ltd.	China
14.	Pan Asia Magnesium Co., Ltd., a 51% majority owned subsidiary of CDI China, Inc.	China
15.	Baotou Changxin Magnesium Co., Ltd., a 51% majority owned subsidiary of CDI China, Inc.	China
16.	CDI Jingkun Zinc Industry Co., Ltd., a 95% majority owned subsidiary of CDI Shanghai Management,	China
17.	CDI Jixiang Metal Co., Ltd., a wholly owned subsidiary of CDI China, Inc.	China
18.	Shanghai CDI Metal Recycling Co., Ltd., an 83% majority owned subsidiary of CDI Shanghai Management Co., Ltd.	China
19.	CDI (Beijing) International Trade Co., Ltd., a 51% majority owned subsidiary of CDI Shanghai Management Co., Ltd.	China